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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the Lazare Kaplan 401(k) Plan for Savings and Investment of our report dated July 8, 1997, with respect to the consolidated financial statements of Lazare Kaplan International Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated August 26, 1997, with respect to the financial statement schedule of Lazare Kaplan International Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.



                                                Ernst & Young LLP

New York, New York
August 7, 1998

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